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                           SUB-DISTRIBUTION AGREEMENT

         This Agreement dated as of June 25, 2002, by and among INVESTBIO OPPORTUNITY TRUST, a Delaware business trust (the "Trust"), INVESTPRIVATE, INC., a Delaware corporation (the "Distributor"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Sub-Distributor").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Trust's Agreement and Declaration of Trust permits the Board of Trustees to divide the Trust's shares of beneficial interest ("Shares") into separate series and it is in the interest of the Trust to offer the Shares for sale continuously; and

         WHEREAS, the Distributor has been appointed as the Trust's principal underwriter pursuant to a Distribution Agreement between the Trust and the Distributor; and

         WHEREAS, the Distributor and the Sub-Distributor are each registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and are each a member in good standing of NASD Regulation, Inc. (the "NASD");

         WHEREAS, the Distributor wishes to enter into an agreement with the Sub-Distributor with respect to the continuous offering of the Shares of the series of the Trust set forth on Appendix A (the "Fund"), as such Appendix may be amended from time to time; and

         IN CONSIDERATION WHEREOF, Distributor, or one of its affiliates, shall pay to Sub-Distributor a fee of $400 per month. Said fee shall be paid to Sub-Distributor within ten (10) days following the end of each month. The effective date of this Agreement shall be the date hereof or the date on which the Mutual Funds become eligible to receive the services of NSCC (as defined on page 2) through Sub-Distributor, whichever is later. The obligations of the parties hereunder shall automatically terminate upon termination of the Sub-Distribution Agreement by and among Distributor, Sub-Distributor and the Trust.


         NOW, THEREFORE, the parties agree as follows:

         1. Appointment of Sub-Distributor. The Distributor hereby appoints the Sub-Distributor as its agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Sub-Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Funds' transfer agent in the manner set forth in the Prospectus (as defined below). It is understood and agreed that the services of the Sub-Distributor hereunder are not exclusive, and the Distributor may act as underwriter or distributor for the shares of any other registered investment company.

         2. Services and Duties of the Sub-Distributor.

                  (a) The Sub-Distributor agrees to sell the Shares, as agent for the Distributor, from time to time during the term of this Agreement upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall


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mean the prospectus and statement of additional information with respect to the
Funds included as part of the Trust's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission ("SEC") and effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Sub-Distributor shall not be obligated to sell any certain number of Shares.

                  (b) The Sub-Distributor will hold itself available to receive orders, satisfactory to the Sub-Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Funds' transfer agent or custodian, as appropriate, and as required by applicable law. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the Funds' Prospectus. The Sub-Distributor shall not make any short sales of Shares.

                  (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus the sales charge, if any (determined as set forth in the Prospectus). The Trust shall furnish the Sub-Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

                  (d) The Sub-Distributor shall have the right to enter into selected dealer agreements with securities dealers ("selected dealers"), subject to the approval of the Distributor and the Board of Trustees, for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the Prospectus. The Sub-Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD.

                  (e) Fund/SERV Transactions. The Sub-Distributor agrees to process and transmit through the mutual fund service division of National Securities Clearing Corporation ("NSCC") all purchases, redemptions and other transactions in the Shares. The Trust will be bound by all transactions entered into NSCC by the Sub-Distributor. The Sub-Distributor will utilize the services of NSCC for any other purpose as it deems to be appropriate or necessary relative to the processing or transmittal of transactions in the Shares. The authority of the Sub-Distributor under this paragraph shall continue in effect until such time as NSCC is otherwise notified by the Sub-Distributor.

         3. Duties of the Trust.

                  (a) Maintenance of Federal Registration. The Trust shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

                  (b) Maintenance of "Blue Sky" Qualifications. The Trust shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve. The Trust will advise the Sub-Distributor in


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writing of the states and jurisdictions in which the shares of each Fund are qualified for sale under, or exempt from the requirements of, applicable law. The Sub-Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust or the Funds in connection with such qualifications.

                  (c) Copies of Reports and Prospectuses. The Trust shall, at its expense, keep the Sub-Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Sub-Distributor copies of all information, financial statements and other papers which the Sub-Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Sub-Distributor may request and shall cooperate fully in the efforts of the Sub-Distributor to sell and arrange for the sale of the Shares and in the performance of the Sub-Distributor under this Agreement.

         4. Conformity with Applicable Law and Rules. The Sub-Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

         5. Independent Contractor. In performing its duties hereunder, the Sub-Distributor shall be an independent contractor and neither the Sub-Distributor, nor any of its officers, directors, employees or representatives is or shall be an employee of the Trust in the performance of the Sub-Distributor's duties hereunder. The Sub-Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Sub-Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         6. Indemnification. The Distributor agrees to indemnify and hold harmless the Sub-Distributor and each of its present or former directors, officers, employees, representatives, agents, affiliates and stockholders against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Sub-Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of this Agreement, except Sub-Distributor shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Sub-Distributor's own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

         The Sub-Distributor agrees to indemnify and hold harmless the Distributor and the Trust and each of their present or former directors, officers, employees, representatives, agents, affiliates and stockholders against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor, Trust or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of this Agreement, except Distributor and/or Trust shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Distributor and/or the Trust's own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.


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         The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought against the Sub-Distributor and/or the other indemnified persons, but if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Sub-Distributor and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Sub-Distributor and the persons indemnified as defendant or defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Sub-Distributor and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Sub-Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

         7. Authorized Representations. The Sub-Distributor is not authorized by the Trust or the Distributor to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Sub-Distributor's use.

         8. Term of Agreement. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from the date first above written. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party. The Sub-Distributor shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

         9. Amendment or Assignment of Agreement. This Agreement may not be amended or assigned except as permitted by the 1940 Act.

         10. Termination of Agreement. This Agreement may be terminated by any party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Trust such action shall have been authorized by resolution of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of each Fund.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


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         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of responsibility for and control of the conduct of the affairs of the Trust.

         12. Definition of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated person," as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         13. Compliance with Securities Laws. The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The parties agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor and the Sub-Distributor each agree to comply with all of the applicable terms and provisions of the 1934 Act.

         14. Limitation of Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Funds. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Funds.

         15. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Trust at 500 Fifth Avenue, 56th Floor, New York, NY 10110, or to the Distributor at 500 Fifth Avenue, 54th Floor, New York, NY 10110, or to the Sub-Distributor at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

         16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the later shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                               INVESTBIO OPPORTUNITY TRUST



                               By:
                                  -----------------------------------------
                                  Name:
                                  Title: President


                               INVESTPRIVATE, INC.



                               By:
                                  -----------------------------------------
                                  Name:
                                  Title: President



                               QUASAR DISTRIBUTORS, LLC



                               By:
                                  ------------------------------------------
                                  Name:   James R. Schoenike
                                  Title:  President


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                                   APPENDIX A

                     TO THE SUB-DISTRIBUTION AGREEMENT AMONG
                          INVESTBIO OPPORTUNITY TRUST,
                               INVESTPRIVATE, INC.
                                       AND
                            QUASAR DISTRIBUTORS, LLC


                         FUND SUBJECT TO THIS AGREEMENT

                           InvestBio Opportunity Fund




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